EXHIBIT 11
                        HFS Incorporated and Subsidiaries
                        COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                       For the Three Months Ended September 30,
                                                            1997                               1996
                                            ------------------------------------------------------------------
                                                                      Fully                              Fully
                                                   Primary          Diluted           Primary          Diluted
                                            --------------    -------------     -------------    -------------

Net income                                  $      157,403    $     157,403     $      84,874    $      84,874
   Convertible debt interest and
     amortization of deferred loan
     costs, net of tax                               2,987            2,894             1,134            1,134
                                            --------------    -------------     -------------    -------------
Net income as adjusted                      $      160,390    $     160,297     $      86,008    $      86,008
                                            ==============    =============     =============    =============

Weighted average common shares
   outstanding                                     159,016          159,016           152,063          152,063
Incremental shares for outstanding
   stock options and warrants                        9,030           12,411            11,627           11,993
Convertible debt                                    11,657           11,657             8,257            8,257
                                            --------------    -------------     -------------    -------------
Weighted average common and
   common equivalent shares
   outstanding                                     179,703          183,084           171,947          172,313
                                            ==============    =============     =============    =============


Net income  per share                       $         0.89    $        0.88     $         .50    $         .50
                                            ==============    =============     =============    =============


                                                         For the Nine Months Ended September 30,
                                                              1997                               1996
                                            ------------------------------------------------------------------
                                                                      Fully                              Fully
                                                   Primary          Diluted           Primary          Diluted
                                            --------------    -------------     -------------    -------------
Net income                                  $      142,057    $     142,057     $     188,491    $     188,491
   Convertible debt interest and
     amortization of deferred loan
     costs, net of tax                               3,298            3,298             3,369            3,369
                                            --------------    -------------     -------------    -------------
Net income  as adjusted                     $      145,355    $     145,355     $     191,860    $     191,860
                                            ==============    =============     =============    =============

Weighted average common shares
   outstanding                                     158,454          158,454           140,583          140,583
Incremental shares for outstanding
   stock options and warrants                        9,083           12,276            11,228           12,051
Convertible debt                                     8,074            8,074             8,257            8,257
                                            --------------    -------------     -------------    -------------
Weighted average common and
   common equivalent shares
   outstanding                                     175,611          178,804           160,068          160,891
                                            ==============    =============     =============    =============


Net income per share                        $         0.83    $        0.81     $        1.20    $        1.19
                                            ==============    =============     =============    =============
